INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this "Indemnity") is entered into as of March 25, 2025, by and among MAIN STREET WEST, L.P., A California limited partnership (“Borrower”), MAIN STREET WEST, LLC, a California limited liability company (“MSW LLC”), MACKENZIE REALTY CAPITAL, INC.,  a Maryland corporation (“MacKenzie Realty”), MACKENZIE REAL ESTATE ADVISERS, LP, a California limited partnership (“MacKenzie Advisers” and collectively with Borrower, MSW LLC, and MacKenzie Realty, “Indemnitors” and each an "Indemnitor"), and FIRST NORTHERN BANK OF DIXON (“Lender”), with respect to the following recitals:

RECITALS

A.
Borrower is indebted to Lender under a loan identified in Lender’s books and records as Loan No. xxx6603, in the original principal amount of Sixteen Million Six Hundred Thousand and 00/100 Dollars ($16,600,000.00) (the "Loan").  MSW LLC is the general partner of Borrower and guarantor of the Loan. Borrower and MSW LLC are subsidiaries of MacKenzie Realty.  MacKenzie Advisers has a contractual arrangement with MacKenzie Realty to provide management and advisory services to MacKenzie Realty and its subsidiaries and affiliates, including, without limitation, Borrower and MSW LLC.

B.
Borrower is in default under the Loan for, among other things, the failure to pay the indebtedness under the Loan in full on the Maturity Date (the “Maturity Default”). As a result of the Maturity Default, Lender is entitled to enforce all of Lender’s rights and remedies under the Loan Documents and at law or in equity (“Lender’s Rights and Remedies”).

C.
As a result of the Maturity Default, Lender caused a Notice of Default and Election to Sell under Deed of Trust to be recorded in the Official Records on November 27, 2024, as Doc # 2024-0017622 (the “NOD”) initiating non-judicial foreclosure proceedings under the Deed of Trust pursuant to California Civil Code Section 2924 et seq. (the “Non-Judicial Foreclosure Proceedings”).  Lender caused a Notice of Trustee’s Sale to be recorded in the Official Records on March 5, 2025, as Doc # 2025-0003069 (the “Notice of Sale”) scheduling a Trustee’s sale under the Deed of Trust (the “Trustee’s Sale”) for April 4, 2025 (the “Trustee’s Sale Date”).

D.
On December 20, 2024, Lender filed a Verified Complaint (the “Complaint”) in Napa County Superior Court (the “Court”) as Case No. 24CV002268 (the “Action”), against Borrower, MSW LLC, Wiseman Company, Wiseman and Wiseman as Trustee (collectively, “Obligors”, and each an “Obligor”) alleging causes of action, inter alia, for breach of contract under the Loan Documents, judicial foreclosure under the Deed of Trust,  appointment of a receiver over the Property, and a temporary restraining order and preliminary injunction.

E.
Obligors, MacKenzie Realty, MacKenzie Advisers and Lender have agreed to enter into a Forbearance, Settlement and Release Agreement dated as of March 25, 2025 (the “Forbearance Agreement”), pursuant to which, and subject to the terms, conditions and limitations thereof, Lender has agreed to postpone the Trustee’s Sale, dismiss the Action and forbear from the further enforcement of Lender’s Rights and Remedies (the “Forbearance”).

F.	Pursuant to the Forbearance Agreement, and as a condition precedent to the Forbearance, Indemnitors have agreed to execute and deliver this Indemnity for the benefit of Lender.

G.	Indemnitors will derive a substantial direct and indirect benefit from Lender entering into the Forbearance Agreement.

NOW, THEREFORE, in consideration of the Forbearance and other valuable consideration, the receipt of which is hereby acknowledged, Indemnitors agree as follows:

1. The Recitals set forth herein above are hereby incorporated into and made a part of this Indemnity.

2. Capitalized terms not otherwise defined herein shall have the meaning defined in the Forbearance Agreement.  As used in this Indemnity, the following terms shall have the following meanings:

"Disgorgement Claim" means any claim made against any Indemnitee seeking rescission, repayment, reimbursement, disgorgement, or return of all or any portion of the Forbearance Payment or any other payment received by Lender due to the insolvency, bankruptcy, or reorganization of any Obligor, MacKenzie Realty, MacKenzie Advisers, or any affiliate or subsidiary of any Obligor, MacKenzie Realty, or MacKenzie Advisers, or as a result of any other action or claim made by any party in interest asserting such claim.

"Disgorgement Claim Losses" means all charges, losses, liabilities, damages (whether actual, consequential, punitive, or otherwise denominated), costs, fees, demands, actions, judgments, causes of action, and expenses of any kind or character, foreseeable or unforeseeable, liquidated or contingent, proximate or remote, arising out of, related to, or as a result of a Disgorgement Claim, including, without limitation, the following:  (i) all funds disbursed, reimbursed, repaid, disgorged or returned or otherwise paid in satisfaction of a Disgorgement Claim, including, without limitation, any amounts disbursed, reimbursed, repaid, disgorged or returned or otherwise paid on advise of Lender’s legal counsel that repayment is advisable under the circumstances; (ii) reasonable fees and expenses of outside legal counsel; (iii) the reasonable fees and expenses of accountants, third-party consultants, and other independent contractors retained by an Indemnitee; and (iv) reasonable costs and expenses of enforcing this Indemnity.

“Foreclosure Transfer" means the transfer of title to all or any part of the Property at a foreclosure sale under the Deed of Trust, either pursuant to judicial decree or the power of sale contained in the Deed of Trust, or by deed in lieu of such foreclosure.

"Note Rate" means the Adjusted Note Rate as defined in the Forbearance Agreement.

3. Indemnitors hereby agree to indemnify, defend, and hold harmless Lender, and Lender’s officers, employees, directors, agents, insurers, sureties, servants, partners, participants, shareholders, affiliates, attorneys, predecessors, successors and assigns and assignors, and employees of each of the foregoing (each of which, together with Lender, shall be referred to hereinafter individually as an "Indemnitee" and collectively as the "Indemnitees") and each of them, from and against any and all Disgorgement Claim Losses.

4. With respect to any Disgorgement Claim made or threatened against an Indemnitee for which such Indemnitee is or may be entitled to indemnification under this Indemnity, such Indemnitee shall:

a.
Give written notice to Indemnitors of such claim within thirty (30) days after such claim is made or threatened; provided, however, that the failure to provide such notice to Indemnitors shall not relieve Indemnitors of their obligations under this Indemnity except to the extent that each Indemnitor is materially prejudiced or otherwise forfeits rights to defenses by reason of such failure.   Any notice to be given under the Indemnity shall be made by such methods and at addresses provided in the Forbearance Agreement.

b.
Provide Indemnitors such information and cooperation with respect to such claim as the Indemnitors may reasonably require, including but not limited to, making appropriate personnel available to Indemnitor at such reasonable times as the Indemnitors may request.

c.	Cooperate and take such steps as the Indemnitors may reasonably request to preserve and protect defenses to such claim.

d.
 In the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnitors the right, which Indemnitors may exercise in their sole discretion and at their expense, to participate in the investigation, defense and settlement of such claim, and the right, in their sole discretion and at their sole expense, to assume the defense of such claim, including the right to designate counsel reasonably acceptable to Indemnitees, and, in that event, to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided that, if at any time any Indemnitee reasonably determines that counsel designated by Indemnitors has a conflict of interest representing such Indemnitee and any Indemnitor, such Indemnitee may hire its own separate legal counsel to appear in any action, and may participate in all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim, and all legal fees and expenses incurred by such separate legal counsel shall be included in Disgorgement Claim Losses; provided further that such Indemnitee shall not enter into any final settlement or compromise without the prior written consent of Indemnitors (which consent shall not be unreasonably withheld, delayed or conditioned).

5. This Indemnity is given solely to protect Lender and the other Indemnitees against Disgorgement Claim Losses, and not as additional security for, or as a means of repayment of, the Loan.  The obligations of the Indemnitors under this Indemnity are independent of, and shall not be measured or affected by (i) any amounts at any time owing under the Loan or the Loan Documents, or secured by the Deed of Trust, (ii) the sufficiency or insufficiency of any collateral (including, without limitation, the Property) given to Lender to secure repayment of the Loan, (iii) the consideration given by Lender or any other party in order to acquire the Property or any portion thereof, (iv) the modification, expiration, or termination of any of the Loan Documents, or (v) the discharge or repayment in full or in part by a credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure.  Notwithstanding the provisions of any document or instrument, none of the obligations of the Indemnitors hereunder shall be in any way secured by the lien of the Deed of Trust or any other document or instrument securing the Loan.

6. Indemnitors’ obligations hereunder shall survive the repayment in full of the Loan Indebtedness and reconveyance of the Deed of Trust, a Foreclosure Transfer, and/or the sale or other transfer of the Property, or any portion thereof, prior to a Foreclosure Transfer.  The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against Indemnitors under any other document or instrument now or hereafter executed by such Indemnitors, or at law or in equity, and shall not in any way be deemed a waiver of any such rights.  Each Indemnitor agrees that it shall have no right of contribution or subrogation against any other Indemnitor unless and until all obligations of such Indemnitor have been satisfied.  Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution of Indemnitor shall be junior and subordinate to the rights of each Indemnitee against Indemnitor hereunder.

7. All obligations of Indemnitors hereunder shall by payable on demand, and any amount due and payable hereunder to any Indemnitee by Indemnitors which is not paid within thirty (30) days after written demand therefore from an Indemnitee with an explanation of the nature of the demand and the amounts demanded shall bear interest from the date of such demand at the Note Rate.

8. Indemnitors agree to pay on demand all of Indemnitees' costs and expenses, including Indemnitees’ attorney fees and legal expenses, incurred in connection with enforcement of this Indemnity. Indemnitees may hire or pay someone else to help enforce this Indemnity. Indemnitors shall pay all costs and expenses of all such enforcement. In the event suit, action or other legal proceeding is brought to interpret or enforce this Indemnity, Indemnitors agree to pay all additional sums as the referee or court may adjudge reasonable as Indemnitees’ costs, disbursements, and attorney fees at hearing, trial, and on any and all appeals. Whether or not a court action is filed, all reasonable attorney fees and expenses Indemnitees incur in protecting their interests and/or enforcing this Indemnity shall become part of the Loan Indebtedness, shall bear interest at the Note Rate, and shall be paid to Indemnitees on demand. The attorney fees and expenses covered by this paragraph include without limitation all of Indemnitees’ attorney fees, fees and expenses for bankruptcy proceedings (including efforts to modify, vacate, or obtain relief from any automatic stay), fees and expenses for Indemnitees’ post-judgment collection activities, Indemnitees' cost of searching lien records, searching public record databases, on-line computer legal research, title reports, surveyor reports, appraisal reports, collateral inspection reports, title insurance, and bonds issued to protect Indemnitees' collateral, all to the fullest extent allowed by law.

9. This Indemnity shall be binding upon each Indemnitor, its heirs, representatives, administrators, executors, successors, and assigns and shall inure to the benefit of and shall be enforceable by each Indemnitee, its successors, endorsees, and assigns (including, without limitation, any entity to which Lender assigns or sells all or any portion of its interest in the Loan).

10. As used herein, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

11. This Indemnity shall be governed and construed in accordance with the laws of the state of California without giving effect to conflict of law principles.

12. This Indemnity is the complete and final agreement of the parties with respect to the subject matter hereof, and it supersedes any and all prior agreements, discussions, and understandings pertaining thereto.  No provision can be waived or modified by conduct or oral agreement either before or after execution of this Indemnity.

13. If Indemnitor consists of more than one person or entity, each shall be jointly and severally liable to Indemnitees for the performance of Indemnitors’ obligation under this Indemnity.

14. This Indemnity and all subsequent modifications, amendments, waivers, consents, or supplements hereof, if any, may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.

15. IN ANY JUDICIAL ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS INDEMNITY, TO THE EXTENT PERMITTED BY LAW INDEMNITOR HEREBY WAIVES ANY RIGHT IT OR THEY MAY HAVE TO REQUEST OR DEMAND A TRIAL BY JURY.  VENUE FOR ANY ACTION RELATED THIS INDEMNITY SHALL BE IN AN APPROPRIATE COURT SELECTED BY INDEMNITEE HAVING JURISDICTION OVER THE PARTIES TO WHICH INDEMNITOR HEREBY CONSENTS.

16. JUDICIAL REFERENCE.  In any judicial action or cause of action arising from this Indemnity or otherwise, including without limitation contract and tort disputes, all decisions of fact and law shall, at the request of either Indemnitors or Indemnitees or other holder of this Indemnity, be referred to a referee in accordance with Section 638 et seq. of the California Code of Civil Procedure if the action is before a court of any judicial district of the State of California.  The referee shall prepare written findings of fact and conclusions of law, and judgment upon the referee's award shall be entered in court in which such proceeding was commenced.  No provision or exercise of any right under this provision shall limit the right of the undersigned or Indemnitees or other holder of this Indemnity to exercise self-help remedies, such as foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after the pendency of any judicial reference proceeding.  The exercise of a remedy does not waive the right of either party to resort to judicial reference.  Indemnitor and Indemnitees further agree that all disputes, claims and controversies between them shall be brought in their individual capacities and not as a plaintiff or class member in any purported class or representative proceeding.

IN WITNESS WHEREOF, Indemnitor has executed this Indemnity as of the date first set forth above.

BORROWER: MAIN STREET WEST, L.P., a California limited partnership

By: MAIN STREET WEST, LLC, a California limited liability company,
Its General Partner

By:	MACKENZIE REALTY OPERATING PARTNERHIP, L.P. a Delaware limited partnership, Its Manager

By: MACKENZIE REALTY CAPITAL, INC., a Maryland corporation, Its General Partner

By: ____________________________________
Robert Dixon, CEO

By: ____________________________________
Chip Patterson, Secretary

[Signatures continue on following page.]

MSW LLC: MAIN STREET WEST, LLC, a California limited liability company

By:	MACKENZIE REALTY OPERATING PARTNERHIP, L.P. a Delaware limited partnership, Its Manager

By:	MACKENZIE REALTY CAPITAL, INC., a Maryland corporation, Its General Partner

By: _____________________________________
Robert Dixon, CEO

By:	_____________________________________
Chip Patterson, Secretary

MACKENZIE REALTY: MACKENZIE REALTY CAPITAL, INC., a Maryland corporation

By: _____________________________________
Robert Dixon, CEO

By: _____________________________________
Chip Patterson, Secretary

MACKENZIE ADVISERS:	MACKENZIE REAL ESTATE ADVISERS, LP, a California limited partnership

By:	LCA-GP, LLC, a California limited liability company,
Its General Partner

By: _____________________________________
Robert Dixon, Manager

By: _____________________________________
Chip Patterson, Manager

LENDER: FIRST NORTHERN BANK OF DIXON

By: ________________________________
Brett Hamilton, Executive Vice President

[End of document.]